Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
February 7, 2005		Liberty Property Trust 610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES
FOURTH QUARTER AND FULL YEAR RESULTS

Malvern, PA — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $.53 per share for the quarter ended December 31, 2004, compared to $.46 per share (diluted) for the quarter ended December 31, 2003, and $1.88 per share (diluted) for the full year 2004 compared to $2.05 per share (diluted) for 2003.

Funds from operations available to common shareholders (diluted) (“FFO”) for the fourth quarter of 2004 was $.81 per share, compared to $.83 per share for the fourth quarter of 2003. For the year ended December 31, 2004, FFO per share was $3.25, compared to $3.36 per share for 2003. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.

Operating results for the fourth quarter of 2004 include lease termination fees of $1.9 million.

“We are pleased with our results in the fourth quarter and for 2004, as throughout the year, we achieved our leasing, development, and acquisition goals,” said Bill Hankowsky, Liberty’s chairman and chief executive officer. “Although the economy is giving us more room for optimism, we have a long way to go before we see strength across all of our markets and consistent, meaningful rent growth. Until we do, our progress, though steady, will continue to be measured.”

Real Estate Investments

Development: During the fourth quarter, Liberty brought into service four development properties totaling 538,000 square feet. The properties are fully leased and are currently yielding 9.7 percent on the company’s $41.0 million investment. For the full year, Liberty brought into service 15 development properties totaling 1.4 million square feet. These properties are 99.4% leased and are currently yielding 10.3 percent on the company’s $104.2 million investment.

During the fourth quarter, Liberty commenced two new development projects representing a total investment of $34.3 million. These projects include a 607,758 square foot distribution facility in Aurora, Illinois and a 64,515 square foot office project in Columbia, Maryland.

As of year end, Liberty had 1.7 million square feet under development, representing a total investment of $143.9 million. These properties were 14.4 percent leased at December 31, 2004.

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LRY Fourth Quarter 2004 Results

Acquisitions: During the fourth quarter, Liberty acquired seven properties for $84.1 million. These properties, which contain 1.3 million square feet, are 62.5 percent leased, with a current yield of 4.7 percent and a projected stabilized yield of 9.1 percent.

Acquisitions for the full year totaled 20 properties containing 3.9 million square feet, for $235.8 million. These properties were 68.6 percent leased at year end, yielding 6.1 percent, and are expected to produce a stabilized yield of 9.0 percent.

Dispositions: During the fourth quarter, Liberty sold five properties containing 521,000 square feet, and 8.7 acres of land for $44.1 million. For the full year, Liberty sold ten operating properties containing 761,000 square feet, and 70.1 acres of land for $59.6 million.

Portfolio Performance

Leasing: At December 31, 2004, Liberty’s in-service portfolio of 62 million square feet was 91.9 percent occupied. During the year, Liberty completed lease transactions totaling 13 million square feet of space.

Same Store Performance: Property level operating income for same store properties decreased by 1.8 percent on a cash basis and on a straight line basis for the fourth quarter of 2004 compared to the same quarter in 2003, and decreased by 1.1 percent on a cash basis and 1.2 percent on a straight line basis for the full year 2004 compared to 2003.

Financing and Balance Sheet Management

During the fourth quarter of 2004, Liberty exercised the accordion feature on its credit facility, increasing the maximum amount available under the credit facility from $350 to $450 million.

Dividends

In the third quarter, Liberty increased its quarterly dividend by 0.8 percent, from $0.605 to $0.61 per share. This equates to an annualized dividend of $2.44.

Subsequent Events

In January, 2005, Liberty began construction of Comcast Center, a $435 million, 1.2 million square foot office tower in Center City, Philadelphia. The project will provide a new headquarters for Comcast Corporation, which has signed a 15 1/2 year lease for 534,000 square feet.

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 62 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.

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LRY Fourth Quarter 2004 Results

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investor section of the Company’s web site at www.libertyproperty.com. The fourth quarter supplemental package will be available on-line the evening of February 7, 2005. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eshoemaker@libertyproperty.com.

Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 8, 2005, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 3118385. The call can also be accessed live via the Internet on the Investor Relations page of Liberty’s web site at www.libertyproperty.com for one week following the call.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust
Statement of Operations
December 31, 2004
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(Unaudited)
Operating Revenue
Rental	$120,228	$114,576	$470,755	$448,304
Operating expense reimbursement	47,426	45,358	184,600	171,978

Total operating revenue	167,654	159,934	655,355	620,282

Operating Expenses
Rental property	34,873	33,379	136,445	123,771
Real estate taxes	16,515	15,485	64,929	61,488
General and administrative	8,217	7,649	33,309	28,415
Depreciation and amortization	35,286	31,739	135,497	121,498

Total operating expenses	94,891	88,252	370,180	335,172

Operating Income	72,763	71,682	285,175	285,110

Other Income/Expense
Interest and other	2,255	1,772	6,590	7,568
Interest	(32,119)	(31,127)	(123,352)	(123,154)

Total other income/expense	(29,864)	(29,355)	(116,762)	(115,586)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	42,899	42,327	168,413	169,524
Gain on property dispositions, net of impairment	777	155	496	447
Income taxes	(441)	(739)	(1,820)	(2,326)
Minority interest	(4,168)	(4,886)	(17,617)	(20,071)
Equity in earnings of unconsolidated joint ventures	(102)	389	(775)	1,744

Income from continuing operations	38,965	37,246	148,697	149,318

Discontinued operations net of minority interest (including net gain on property dispositions of $7,339 and $290 for the quarters ended December 31, 2004 and 2003 and $11,603 and $11,958 for the years ended December 31, 2004 and 2003)	6,974	639	12,746	14,292

Net Income	$45,939	$37,885	$161,443	$163,610

Basic income per common share
Continuing operations	$0.46	$0.46	$1.76	$1.90

Discontinued operations	$0.08	$0.01	$0.15	$0.18

Total basic income per common share	$0.54	$0.47	$1.91	$2.08

Diluted income per common share
Continuing operations	$0.45	$0.45	$1.73	$1.87

Discontinued operations	$0.08	$0.01	$0.15	$0.18

Total diluted income per common share	$0.53	$0.46	$1.88	$2.05

Weighted average shares
Basic	85,349	80,461	84,534	78,575

Diluted	86,845	81,958	86,024	79,868

Liberty Property Trust
Statement of Funds From Operations
December 31, 2004
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Year Ended
	December 31, 2004		December 31, 2003		December 31, 2004		December 31, 2003
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$45,939	$0.54	$37,885	$0.47	$161,443	$1.91	$163,610	$2.08

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	555		168		2,566		663
Depreciation and amortization	34,784		31,418		133,682		120,826
Gain on property dispositions	(9,519)		(445)		(13,502)		(11,822)
Minority interest share in addback for depreciation and amortization, and gain on property dispositions	(1,061)		(1,327)		(3,788)		(4,858)

Funds from operations available to common shareholders - basic	$70,698	$0.83	$67,699	$0.84	$280,401	$3.32	$268,419	$3.42

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$45,939	$0.53	$37,885	$0.46	$161,443	$1.88	$163,610	$2.05

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	555		168		2,566		663
Depreciation and amortization	34,784		31,418		133,682		120,826
Gain on property dispositions	(9,519)		(445)		(13,502)		(11,822)
Minority interest excluding preferred unit distributions	1,962		1,691		6,955		7,644

Funds from operations available to common shareholders - diluted	$73,721	$0.81	$70,717	$0.83	$291,144	$3.25	$280,921	$3.36

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	85,349		80,461		84,534		78,575
Dilutive shares for long term compensation plans	1,496		1,497		1,490		1,293

Diluted shares for net income calculations	86,845		81,958		86,024		79,868
Weighted average common units	3,668		3,698		3,676		3,693

Diluted shares for funds from operations calculations	90,513		85,656		89,700		83,561

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
December 31, 2004
(In thousands, except share amounts)

	December 31, 2004	December 31, 2003
Assets
Real estate:
Land and land improvements	$625,035	$564,332
Building and improvements	3,629,508	3,359,996
Less: accumulated depreciation	(695,410)	(586,736)

Operating real estate	3,559,133	3,337,592

Development in progress	81,099	56,869
Land held for development	171,122	162,483

Net real estate	3,811,354	3,556,944

Cash and cash equivalents	33,667	21,809
Restricted cash	34,626	15,292
Accounts receivable	21,502	13,053
Deferred rent receivable	66,528	58,015
Deferred financing and leasing costs, net of accumulated amortization (2004, $91,117; 2003, $90,098)	107,148	98,506
Investment in unconsolidated joint ventures	24,372	19,631
Prepaid expenses and other assets	63,630	49,303

Total assets	$4,162,827	$3,832,553

Liabilities
Mortgage loans	$366,171	$363,866
Unsecured notes	1,455,000	1,355,000
Credit facility	312,000	167,000
Accounts payable	24,288	15,429
Accrued interest	34,994	32,828
Dividend payable	54,485	52,384
Other liabilities	111,764	93,482

Total liabilities	2,358,702	2,079,989

Minority interest	207,866	207,667

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 191,200,000 shares authorized, 85,734,136 (includes 59,100 in treasury) and 83,071,491 (includes 59,100 in treasury) shares issued and outstanding as of December 31, 2004 and 2003, respectively	86	83
Additional paid-in capital	1,708,573	1,623,446
Accumulated other comprehensive income	25,105	14,710
Unearned compensation	(6,846)	(3,497)
Distributions in excess of net income	(129,332)	(88,518)
Common shares in treasury, at cost, 59,100 shares as of December 31, 2004 and 2003	(1,327)	(1,327)

Total shareholders’ equity	1,596,259	1,544,897

Total liabilities & shareholders’ equity	$4,162,827	$3,832,553